EXHIBIT 10.2: Purchase Agreement - Mineral Acres

Nutek Oil, Inc. of 23792 Rockfield Blvd., Suite 140, Lake Forest, California 92630, as represented by its President and CEO, Mr. Murray Conradie, as Purchaser, desires to purchase the herein described selected mineral acres and equipment from Nutek Inc., as Sellers under the terms and agreements described in this Purchase Agreement, to-wit:

1.  Purchase  of  selected  assets  including,  but  not limited to, all office
equipment,   field   equipment,   supplies,  furniture,  and  lease   operating
agreements.

2. Purchase of all leases, farm-outs, or mineral interests held by Sellers in the Big Foot and Kyote fields of Frio and Atascosa Counties, Texas insofar as they cover a seventy five percent (75%) net revenue interest (NRI). Said NRI would then become a one-hundred percent (100%) working interest (WI) with all other interests being either royalty interest (RI) or overriding royalty interest (ORR). Said lands are described on Exhibit 'A' attached hereto and made a part of this Agreement for all purposes. Sellers will give a limited warranty to purchaser of title "by and through assignors, but not otherwise".

3. Purchase of all of the personal property associated with the oil and gas wells on the lands described on Exhibit 'A' hereto including, but not limited to, all well equipment, spare equipment, tank batteries, lease winch truck, chemical, and chemical storage tank. Equipment will be sold "as is and with all faults".

4. Purchase of that certain four (4) inch gas pipeline which extends from the Talley lease which is owned by the Sellers approx. four (4) miles west to the sales point at the Virtex Petroleum Company, Inc. pipeline in the Big Foot West field. Pipeline will be sold "as is and with all faults".

5. Purchase price:

A. Purchase of all mineral acreage will be at a price of one hundred dollars ($100.00) per acre as set forth in Exhibit 'A' hereto. Total price will be four hundred fifty four thousand nine hundred fifty nine and no/100 dollars ($454,959).

B. Purchase of all equipment will be at market value as set forth in Exhibit 'B' hereto. Total price will be seven hundred eighty eight thousand two hundred and seventeen and no/100 dollars ($788,217).

C. Purchase of pipeline will be at market value as set forth in Exhibit 'C' hereto. Total price will be thirty six thousand seven hundred twenty and no/100 dollars ($36,720).

D. Payment for purchase of A, B and C above will be made to Sellers as set forth herein.

6. Method of payment will be the issuance of Four Million Five Hundred Thousand (4,500,000) shares of Nutek Oil, Inc restricted stock.

7. Date of closing shall be tentatively set as February 22, 2000. Said closing may be delayed by mutual consent for a period not to exceed sixty (60) days. It is agreed that the effective date of sale shall be the 22nd of February, 2000.

8. Sellers will furnish Purchaser an independent geological report setting forth the remaining reserves on the lands owned by Sellers.

9. Sellers shall also furnish a business plan setting forth the proposed development of the acreage as has been discussed between the parties. This will include, but not be limited to, the drilling of thirty new wells, reworking those existing wells in which said reworking would enhance production, and putting in a gas gathering system in order to connect casing head gas from wells in the Big Foot Field to the pipeline.

12. This Purchase Agreement may be terminated by written agreement between the parties.

IN WITNESS WHEREOF, the parties have set their hands on the dates below with the effective date of this Letter of Intent being the 22nd day of February, 2000.

Purchaser:

Nutek Oil, Inc.

By: /s/ Murray Conradie
----------------------------
Murray Conradie, President

Sellers:

Nutek Inc.

By: /s/ Murray Conradie
----------------------------
Murray Conradie, President

EXHIBIT 'A'

ACREAGE

NOTE: The Big Foot and Kyote fields are essentially the same field producing from the Olmos sand with the Big Foot field being in Frio County, Texas and producing from the Olmos B and D sands and the Kyote field being in Atascosa County joining the Big Foot field to the east and producing from the Olmos D sand only.

BIG FOOT FIELD, FRIO COUNTY

Ann Burns                 20 ac.
Ann Burns A               689.43 ac.
Burns                     637.25 ac. farmout (requires development)
Davidson                  300 ac.
Foster                    331.062ac
Jane Burns                80 ac.
Jane Burns 'A'            20 ac.
Jane Burns 'B'            80 ac.
Jane Burns 'C'            80 ac.
Jane Burns 'D'            80 ac.
Jane Burns 'E'            40 ac.
Jane Burns 'F'            20 ac.
Jane Burns 'G'            20 ac.
Shell - C.                80 ac.
Smith, et. al.            327.48 ac.
Talley                    800 ac.

Total acreage in Frio Co. = 3,605.222 ac.

KYOTE FIELD, ATASCOSA COUNTY

Crowther                  197.42 ac.
Hill                      87.41 ac.
Rizik                     180 ac.
Tomblin                   129.24 ac.
Wright                    350.293 ac.

Total acreage in Atascosa Co. = 944.363 ac.

Total acreage in Big Foot/Kyote fields = 4,549.585

Total Cost of acreage = $ 454,959













EXHIBIT 'B'

Market value of equipment for average well in field on pump or capable of pumping (symbol P)

$ 3,920      3200' of 2 3/8's 8R upset tubing ($l.225 avg/ft)
$   895      3200' of 5/8" sucker rods ($7/rod = 0.28/ft)
$   275      downhole pump and seating nipple
$   250      well head
$    50      polish rod
$    90      pumping tee and stuffing box
$    65      misc. wellhead equip. (valves, checks, bull plugs, etc.)
$ 2,750      pumpjack (incl. base or skid)
$   990      1800' (avg.) of line pipe per well at $0.55/fl.
$   150      elec. motor (low rpm)
$   375      Electrical (sw. box, time clock, starter, coils, etc.)
$ 9,810      Total

Market value of equipment for average well in field for injection/flowing (symbol F):

$ 3,920      3200' of 2 3/8's 8R upset tubing
$   800      packer (tension)
$   250      wellhead
$    75      master valve
$    65      misc. wellhead equip.
$    15      seating nipple
$   990      line pipe
$    85      electrical (sw. box and master disconnect only)
$ 6,200      Total

Additional equipment for injection wells (symbol I):

$   750      injection pump (small high pressure duplex) with skid
$    50      elec. motor
$   290      electrical (time clock, starter, coils. sws, etc.)
$ 1,190      Total

Wells which are not completed (worked over) which are on the Foster and Davidson leases:

$ 2,750      Pump jack (symbol PJ)
$   250      Wellhead (symbol WH)
$   375      Electrical (symbol elec.)
$ 3,375      Total

VALUES, WELLS, AND DESCRIPTIONS (BY LEASE)

Big Foot Field, Frio Co.

Ann Burns
$  9,810 no.1 well (P)

Ann Burns 'A'
$ 78,480 nos. lA through 8A wells (P)

Davidson
$ 29,430 nos. 3, 13 and 17 (P)
$  8,125 nos. 1, 4 through 12, 14, 15 and 16 (WH + elec)

Foster
$ 19,620 nos. 3 and 3A (P)
$  6,200 no.12 (F)
$ 13,500 nos. 1, lA, 2 and 4 (PJ + WH + elec)
$  1,875 nos. 2A, 5 and 11 (WH + elec)

Jane Burns
$  9,810 no.3 (P)

Jane Burns 'A'
$  6,200 no. lA (F)

Jane Burns 'B'
$ 19,620 nos. 3 and 4 (P)
$  7,390 no.2 (F + I)

Jane Burns 'C'
$ 19,620 nos. 2 and 3 (P)

Jane Burns 'D'
$  9,810 no.1 (P)

Jane Burns 'E'
$ 19,620 nos. 1 and 2 (P)

Jane Burns 'F'
$  9,810 no. 1 (P)

Jane Burns 'G'
$  6,200 no. lB (F)

Shell - C
$  9,810 no.2 (P)
$ 18,600 nos. 1, 3 and 4 (F)

Smith, et al
$  9,810 no. 1 (P)

Talley
$186,390 nos. 1, 3, 4, 5, 7 through 13, 15, 17 through 22 and 24 (P)
$ 24,800 nos. 2, 14, 16 and 23 (F)

Total for wells in the Big Foot Field = $ 524,530

Kyote Field, Atascosa Co.

Crowther
$  29,430 nos. 1, 2 and 3 (P)

Hill
$   9,664 no. 1 (P)

Rizik
$   6,080 no. 1 (F)
$   9,690 no.2 (P)

Tomblin
$  19,620 no.1 and 2 (P)

Wright
$  58,124 nos. 1, 3, 4, 6, 9 and 10 (P)
$  12,214 nos. 5 and 8 (F)

Total for wells in the Kyote Field = $ 144,822

Total for all wells in Big Foot and Kyote Fields = $ 669,352

TANK BATTERIES (BY LEASE)

Market value and Description of equipment in tank batteries:

$ 1,150      Steel tank 210 bbl welded (symbol 210T)
$ 1,500      Steel tank 300 bbl welded (symbol 300T)
$ 1,900      Steel tank 400 bbl welded (symbol 400T)
$ 1,000      Fiberglass tank avg. both open and closed top (symbol f/g)
$ 1,850      Avg. for steel Gunbarrel welded (symbol g/b)
$   900      Steel tank 250 bbl bolted (symbol 250T)
$   650      Steel tank 100 bbl welded for water use (symbol 100T)
$ 2,250      Steel heater/treater (symbol h/t)

Note:  all tanks include stairs, landings, valves, and connections

Big Foot Field

Ann Burns
$ 4,000 (210T + g/b + f/g)

Ann Burns 'A'
$ 7,000 (2x210T + 2xg/b + f/g)

Davidson
$ 7,200 (2x400T + 210T + h/t)

Foster
$ 5,150 (2x210T + g/b + f/g)

Jane Burns
$ 3,650 (210T + g/b + l00T)

Jane Burns 'A' - split with Jane Burns 'G'
$ 3,350 (300T + g/b)

Jane Burns 'B'
$ 3,050 (210T + 250T + f/g)

Jane Burns 'C'
$ 4,000 (210T + g/b+ f/g)

Jane Burns 'D'
$ 3,650 (210T + g/b + l00T)

Jane Burns 'E'
$ 3,050 (210T + 250T + f/g)
Jane Burns 'F'
$ 4,000 (210T + g/b + f/g)

Jane Burns 'G'
$ 1,500 (300T) - split with Jane Burns 'A'

Shell - C.
$ 4,850 (2x300T + g/b)

Smith, et al
$ 3,000 (210T + g/b)

Talley
$ 10,700 (4x300T + 2xg/b + f/g)

Total for Big Foot tanks = $ 68,150

Kyote Field

Crowther
$ 4,000 (210T + g/b + f/g)

Hill
$ 4,350 (300T +g/b + f/g)

Rizik
$ 3,000 (2x300T)

Tomblin
$ 4,000 (210T + g/b + f/g)

Wright - Tank battery no. 1
$ 5,850 (2x300T + g/b + f/g)
Wright - Tank battery no. 2
$ 9,200 (3x300T + 2xg/b + f/g)

Total for Kyote tanks = $ 30,400

Total for all tanks Big foot and Kyote Fields = $ 98,550

ELECTRICAL DISTRIBUTION (OVERALL)

Note that the electrical distribution system on the leases is owned and maintained by the operator. It consists of approx. ten (10) miles of three wire (3 phase) heavy gauge line.

Value is as follows:

$ 3,510      52,000' x 3 = 156,000' x $0.0225/ft
$ 1,300      130 elec. poles at $10 ea.
$   350      approx. 390 insulator/connectors at $0.90 ca.

Total for electrical distribution = $ 5,160

MAIN FLOW LINE ON TALLEY LEASE (NOT ACCOUNTED FOR BY WELL)

Note that there is a main flow line on the Talley lease as there is only one tank battery on this lease which is on Hwy. 472. There is therefore a main flow line which most of the wells on this lease are connected into. The value is as follows:

$ 2,250 approx. 3000 of 2 7/8's at $0.75/ft.

MISC. YARD EQUIPMENT (BURNS 'C' LEASE)

Clipper Operating Co., inc. maintains an equipment yard in the Big Foot Field on the Burns 'C' lease. This is for storage of spare pans, chemical, pipe, pumpjacks, etc. The value of this equipment is as follows:

$   250      Steel storage bldg. (convened tank)
$ 1,000      tank trailer (1000 gal.) for chemical storage
$   905      approx. 500 gal. of paraffin chemical at $1.81/gal.
$ 1,500      one ton flatbed truck for lease use only (unlicensed)
$ 3,750      large stock of pipe, rods, valves, parts and pipe racks.
$ 5,500      two pumpjacks (80,000 lb. gearboxes) - skidded
$12,905      Total

Total for misc. yard equipment = $ 12,905

TOTALS

$ 669,352    well equipment
$  98,550    tanks
$   5,160    electrical distribution
$   2,250    main flowline on Talley
$  12,905    equipment in yard

Total value of equipment, Exhibit `B' = $ 788,217

EXHIBIT 'C'

PIPELINE AND ASSOCIATED EQUIPMENT

The gas pipeline is a four inch (4") low pressure gas pipeline which runs from the Clipper Operating Co., Inc. Talley lease to the main Virtex line approx. four (4) miles west. It is on our leases except where it crosses underneath State Hwy 472. Market value of line and associated equipment is as follows:

$ 34,320     20,800' at $1.65/ft.
$    800     low pressure separator
$    250     meter run
$    350     meter
$    300     hill opening 4" valves ($150 ea)
$    700     separator controls and misc. equipment
$ 36,720     Total

Total value of pipeline and associated equipment, Exhibit`C' = $ 36,720